UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2005

Date of Report (date of earliest event reported)

INTRAWARE, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25 Orinda Way Orinda, California 94563
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2005, Intraware paid bonuses to members of its Internal Control Project Steering Committee, based on their completion of milestones related to enhancement and documentation of the company’s internal controls, in preparation for Intraware’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 requires publicly traded companies to include in their annual reports on Form 10-K, among other things, an assessment by the company’s management of the company’s internal control structure and procedures for financial reporting as of the end of its most recent fiscal year, and an attestation and report by the company’s registered public accounting firm regarding that management assessment.  Intraware will be required to comply with Section 404 in its Form 10-K for its fiscal year ending February 28, 2006, or, if it is not an accelerated filer at that time, for its fiscal year ending February 28, 2007.

Intraware’s Internal Control Project Steering Committee includes two of the Company’s executive officers, John J. Moss, Senior Vice President and General Counsel, and Richard J. Northing, Senior Vice President of Technology and Operations.  Mr. Moss received a bonus of $11,250, and is eligible to receive an additional bonus of $3,750 if he completes additional milestones by their deadlines.  Mr. Northing received a bonus of $7,500, and is eligible to receive an additional bonus of $7,500 if he completes additional milestones by their deadlines.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005	INTRAWARE, INC.

/s/ John J. Moss
John J. Moss
Vice President, General Counsel and Secretary